EXHIBIT 5.1

PORTER | HEDGES

1000 Main Street, 36th Floor
Houston, Texas 77002-6341
(713) 226-6000 Main
porterhedges.com

June 27, 2023

Flotek Industries, Inc.
8846 N. Sam Houston Pkwy W.
Houston, Texas 77064

Re: Flotek Industries, Inc. Registration Statement on Form S-8; Flotek Industries, Inc. 2018 Long-Term Incentive Plan, as amended

Ladies and Gentlemen:

We have acted as counsel to Flotek Industries, Inc., a Delaware corporation (the "Company"), in connection with the preparation for filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the registration of an additional 3,000,000 shares (the "Shares") of the Company's common stock, par value $0.0001 per share (the "Common Stock"), issuable pursuant to the Flotek Industries, Inc. 2018 Long-Term Incentive Plan, as amended (the "Plan").

We have examined the Plan and such corporate records, documents, instruments and certificates of the Company, and have reviewed such questions of law as we have deemed necessary, relevant or appropriate to enable us to render the opinion expressed herein. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

Based upon such examination and review, we are of the opinion that the Shares have been duly and validly authorized and will, upon issuance and delivery as contemplated by the Plan, be validly issued, fully paid and nonassessable outstanding shares of Common Stock.

The opinion set forth above is limited in all respects to matters of the General Corporation Law of the State of Delaware.

This Firm consents to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that this Firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matters addressed herein.

Very truly yours,

Porter Hedges LLP

PORTER HEDGES LLP